Anslow & Jaclin, LLP                                                            Phone: (732) 409-1212
_____________________________________________________________________________________________________

Freehold Executive Center, 4400 Route 9 So., 2nd Floor, Freehold, NJ 07728      Fax:   (732) 577-1188

June 20, 2003

Combined Opinion and Consent

Skyway Communications Holding Corp
1680 Michigan Avenue, Suite 1000
Miami Beach, Florida 33139

         Re:  Skyway Communications Holding Corp.

Gentlemen:

We have acted as counsel to Skyway Communications Holding Corp., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933 as amended (the "Act") of the Company's Registration Statement on
Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 4,700,000 shares (the "Shares") of the Company's
Common Stock, $.001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form
S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

        (1)   The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida;
        (2)   The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of
the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8.
This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,
ANSLOW & JACLIN, LLP

By: /s/ Gregg E. Jaclin
        GREGG E. JACLIN